CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Delaware Group Limited-Term Government Funds of our report dated February 28, 2025, relating to the financial statements and financial highlights of Macquarie Limited-Term Diversified Income Fund, which appears in Delaware Group Limited-Term Government Funds’ Certified Shareholder Report on Form N-CSR for the year ended December 31, 2024. We also consent to the references to us under the headings "Financial Statements" and "Financial Highlights" in such Registration Statement.

/s/PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
April 28, 2025

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Delaware Group Limited-Term Government Funds of our report dated February 28, 2025, relating to the financial statements and financial highlights of Macquarie Tax-Free Oregon Fund, which appears in Delaware Group Limited-Term Government Funds’ Certified Shareholder Report on Form N-CSR for the year ended December 31, 2024. We also consent to the references to us under the headings "Financial Statements" and "Financial Highlights" in such Registration Statement.

/s/PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
April 28, 2025